                                                  Exhibit 99.1

                                                  Exhibit to Annual Report
                                                  on Form 10-K of
                                                  Angelica Corporation



                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                              ---------------

                                Form 11-K

(Mark One)

(x) ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]


     For the fiscal year ended   December 31, 1999
                              -------------------------------------
                                   OR


( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


     For the transition period from               to
                                    --------------  ---------------


     Commission file number   1-5674
                           ----------------------------------------


     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:


                         THE ANGELICA CORPORATION
                         RETIREMENT SAVINGS PLAN


     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                           ANGELICA CORPORATION
                        424 South Woods Mill Road
                    Chesterfield, Missouri  63017-3406

Financial Statements and Exhibits.
---------------------------------

      (a)   Financial Statements.                           Pages of this
            --------------------                            -------------
                                                            Form 11-K
                                                            ---------

            Report of Independent Public Accountants              5

            Statement of Net Assets Available for                 6
            Plan Benefits - December 31, 1999 and
            December 31, 1998

            Statement of Changes in Net Assets                    7
            Available for Plan Benefits - Fiscal
            Year ended December 31, 1999

            Notes to Financial Statements                         8-10

            Schedule I                                            11

            Schedule II                                           12




      (b)   Exhibits.
            --------

            23.  Consent of Independent Public Accountants.

     THE ANGELICA CORPORATION
     RETIREMENT SAVINGS PLAN



     Financial Statements and Supplemental Schedules
     As of December 31, 1999 and 1998

     Together With Auditors' Report

                      THE ANGELICA CORPORATION
                      ------------------------

                      RETIREMENT SAVINGS PLAN
                      -----------------------


          FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
          -----------------------------------------------

                     DECEMBER 31, 1999 AND 1998
                     --------------------------


                         TABLE OF CONTENTS
                         -----------------


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS:
     Statements of Net Assets Available for Plan Benefits--December 31,
       1999 and 1998
     Statement of Changes in Net Assets Available for Plan Benefits for the Year Ended December 31, 1999

NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

SUPPLEMENTAL SCHEDULES SUPPORTING FINANCIAL STATEMENTS:
     Schedule I: Item 27a - Schedule of Assets Held for Investment Purposes--December 31, 1999
     Schedule II: Item 27d - Schedule of 5% Reportable Transactions for the Year Ended December 31, 1999

              REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Angelica Corporation:


We have audited the accompanying statements of net assets available for plan benefits of The Angelica Corporation Retirement Savings Plan (the
Plan) as of December 31, 1999 and 1998, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1999. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1999 and 1998, and the changes in net assets available for plan benefits for the year ended
December 31, 1999, in conformity with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying table of contents, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/ Arthur Andersen LLP


St. Louis, Missouri,
   April 7, 2000

                                THE ANGELICA CORPORATION
                                ------------------------

                                 RETIREMENT SAVINGS PLAN
                                 -----------------------


                  STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                  ----------------------------------------------------

                               DECEMBER 31, 1999 AND 1998
                               --------------------------


                                                                      1999           1998
                                                                  ------------   ------------
                                      ASSETS
                                      ------

INVESTMENTS, at fair value                                        $ 38,145,116   $ 38,754,347

OTHER ASSETS:
  Contributions receivable (including employer's
    contributions of $27,905 and $17,393, respectively)                158,269        150,645
  Interest and dividends receivable                                     20,214         16,147
  Loan payments receivable                                              28,277         34,661
  Other receivables                                                          -          5,145
                                                                  ------------   ------------
        Total assets                                                38,351,876     38,960,945
                                                                  ------------   ------------


                                   LIABILITIES
                                   -----------

OTHER PAYABLES                                                          53,723             30
                                                                  ------------   ------------
        Total liabilities                                               53,723             30
                                                                  ------------   ------------
NET ASSETS AVAILABLE FOR PLAN BENEFITS                            $ 38,298,153   $ 38,960,915
                                                                  ============   ============



            The accompanying notes are an integral part of these statements.

                                THE ANGELICA CORPORATION
                                ------------------------

                                 RETIREMENT SAVINGS PLAN
                                 -----------------------


             STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
             --------------------------------------------------------------

                          FOR THE YEAR ENDED DECEMBER 31, 1999
                          ------------------------------------


ADDITIONS:
   Participant contributions                                                     $  3,154,079
   Employer contributions                                                             652,896
   Interest income                                                                    261,494
   Dividend income                                                                  2,882,555
   Rollovers                                                                           33,179
   Net depreciation in fair value of investments                                   (1,753,997)
   Other additions                                                                    276,725
                                                                                 ------------
       Total additions                                                              5,506,931
                                                                                 ------------
DEDUCTIONS:
   Participant withdrawals                                                         (6,109,130)
   Other deductions                                                                   (60,563)
                                                                                 ------------
       Total deductions                                                            (6,169,693)
                                                                                 ------------
       Net decrease                                                                  (662,762)

NET ASSETS AVAILABLE FOR PLAN BENEFITS AT BEGINNING OF YEAR                        38,960,915
                                                                                 ------------
NET ASSETS AVAILABLE FOR PLAN BENEFITS AT END OF YEAR                            $ 38,298,153
                                                                                 ============



             The accompanying notes are an integral part of this statement.

                      THE ANGELICA CORPORATION
                      ------------------------

                      RETIREMENT SAVINGS PLAN
                      -----------------------


      NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
      --------------------------------------------------------

                     DECEMBER 31, 1999 AND 1998
                     --------------------------


1.  DESCRIPTION OF PLAN:
    --------------------

The following description of The Angelica Corporation Retirement Savings Plan (the Plan) is provided for general information purposes only. More complete information regarding the Plan's provisions may be found in the plan documents.

General
-------

The Plan, as amended and restated, was adopted by the Board of Directors of Angelica Corporation (the Company) to provide participants an opportunity to defer portions of their earnings so as to provide supplementary retirement income and a measure of economic security. The Company is the Plan Administrator and the assets of the Plan are held in trust by UMB Bank (the Trustee). Prior to 1999, the Plan's Trustee was Banker's Trust Company.

Eligible Participants
---------------------

The participating employers in the Plan are the Company and its subsidiaries. All full-time employees who are residents of the United States and who have either (i) completed six months (one year, prior to June 1, 1999) of service with the Company and are age 21 or older or
(ii) completed three years of service, are eligible to participate in the Plan.

Contributions
-------------

Eligible employees may contribute up to 12% of their annual compensation to the Plan through payroll deferrals. Prior to 1999, the Company provided a matching contribution of 1/4 of 1% for each 1% (up to a maximum of 6%) of the total amount of compensation deferred by the participant per year, provided that the maximum amount of matching contribution on behalf of any one participant was $600.

For each plan year beginning on and after January 1, 1999, the Company provides a matching contribution of 30% of 1% for each 1% (up to a maximum of 6%) of the total amount of compensation deferred by the participant per year.

Vesting
-------

The salary deferral and company matching contributions of each participant's account and earnings thereon are fully vested and nonforfeitable at all times.

Benefits
--------

Participants are entitled to receive the balance of their accounts upon death, total disability, retirement or termination of employment, or upon request after reaching age 59-1/2. Participants who have suffered a hardship (as defined by the Internal Revenue Service and the Plan) may also withdraw all or any portion of their account balances.

Loan Provision
--------------

The Plan allows participants to borrow from their accounts, subject to certain limitations. Loans bear interest at the prime rate plus 1/2% at the time the loan was made. All loans are secured by the participant's account and are repayable in installments by payroll deductions.

Investment Programs
-------------------

The investment programs of the Plan are as follows:

     Upon enrollment or reenrollment, each participant shall direct that his or her contributions be invested in one or more of the investment options below in increments of at least 5%. Such direction may be revised by participants on a monthly basis.

          Company Stock Fund
               This fund is invested in Angelica Corporation Common
               Stock.

          Mutual Fund
               Each participant may choose to invest in the American Balanced Fund, the EuroPacific Growth Fund, the Federated Max Cap Fund and/or the Washington Mutual Investors Fund.

          Interest Income Fund
               This fund is invested in group annuity contracts with the Federated Capital Preservation Fund.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    -------------------------------------------

Basis of Accounting
-------------------

The financial statements of the Plan are maintained on an accrual basis. The Plan's investments are stated at fair value, as determined by the Trustee, based on publicly stated price information. The "average cost" method is used to determine the cost of securities sold. Investments in group annuity contracts are stated at contract value, which approximates fair value.

Administrative Expenses
-----------------------

Costs of administering the Plan are generally borne by the Company and are not charged to the Plan.

Net Appreciation in Fair Value of Investments
---------------------------------------------

In compliance with reporting regulations of the Department of Labor, the Plan calculates the net appreciation or depreciation in fair value of investments, including the net realized gains and losses on investments sold or distributed and unrealized appreciation and depreciation of investments, based on the market value of the assets at the beginning of the plan year or at the time of purchase during the year.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions to and deductions from net assets available for benefits during the reporting period. Actual results could differ from those estimates.

Newly Adopted Accounting Pronouncement
--------------------------------------

The Accounting Standards Executive Committee issued Statement of Position (SOP) 99-3 Accounting for and Reporting of Certain Defined Contribution Plan Investments and Other Disclosure Matters. This SOP eliminates the requirement for a defined contribution plan to disclose participant-directed investment funds, to disclose the total number of units and the net asset value per unit during the period and at the end of the period if the plan assigns units to participants, and to disclose benefit-responsive investment contracts by investment fund option. The SOP also requires a defined contribution plan to identify nonparticipant-directed investments that represent 5% or more of net assets available for benefits. The SOP was adopted for the 1999 financial statements. The 1998 financial statements have been reclassified accordingly.

3.  INVESTMENTS:
    ------------

The Trustee of the Plan holds the Plan's investments and executes transactions therein.

The fair values of individual assets that represent 5% or more of the Plan's net assets as of December 31, 1999 and 1998, are as follows:

      December 31, 1999:
            American Balanced Fund                        $ 2,017,049
            Washington Mutual Investors Fund               12,773,123
            Federated Capital Preservation Fund            19,555,376

      December 31, 1998:
            Washington Mutual Investors Fund              $13,206,574
            Federated Capital Preservation Fund            20,705,189

During 1999, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) depreciated in value as follows:

      Mutual funds                                        $(1,187,760)
      Common stock                                           (566,237)
                                                          -----------
                                                          $(1,753,997)
                                                          ===========


4.  INCOME TAX STATUS:
    ------------------

The Company has received a determination letter dated May 25, 1994, from the Internal Revenue Service stating that the Plan qualifies under the Internal Revenue Code; as such, the Plan is exempt from federal income tax, and amounts contributed by the Company and its employees are not taxable to the participants until distributions from the Plan are made. The Plan Administrator believes that the Plan, as amended and as currently operating, is in compliance with all applicable provisions of the Internal Revenue Code.

5.  TERMINATION OF THE PLAN:
    ------------------------

The Company reserves the right to terminate its participation in the Plan, although it has not expressed any intent to do so.

                                                                     SCHEDULE I






                                THE ANGELICA CORPORATION
                                ------------------------

                                 RETIREMENT SAVINGS PLAN
                                 -----------------------

               ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
               ----------------------------------------------------------

                                    DECEMBER 31, 1999
                                    -----------------



                                                     Number of
                                                     Shares or
                                                     Principal
                                                       Amount          Cost       Fair Value
                                                    -----------   ------------   ------------
COMPANY STOCK FUND:
   Angelica Corporation Common Stock <Fa>            83,819.031   $  1,490,302   $    817,236
                                                                  ------------   ------------
                                                                     1,490,302        817,236
                                                                  ------------   ------------
MUTUAL FUND:
   American Balanced Fund                           139,878.539      2,143,498      2,017,049
   Washington Mutual Investors Fund                 432,108.365     11,406,119     12,773,123
   Europacific Growth Fund                            5,183.555        175,618        221,130
   Federated Max Cap Fund                            21,849.917        606,578        653,531
                                                                  ------------   ------------
                                                                    14,331,813     15,664,833
                                                                  ------------   ------------
INTEREST INCOME FUND:
   Federated Capital Preservation Fund              $19,555,376     19,555,376     19,555,376
   Loans to participants, interest ranging from
      6.50% to 9.50% <Fa>                           $ 1,896,943      1,896,943      1,896,943
   UMB Money Market <Fa>                            $   210,728        210,728        210,728
                                                                  ------------   ------------
                                                                    21,663,047     21,663,047
                                                                  ------------   ------------
            Total investments                                     $ 37,485,162   $ 38,145,116
                                                                  ============   ============


<Fa> Also a party-in-interest.



              The accompanying notes are an integral part of this schedule.

                                                                   SCHEDULE II










                                                  THE ANGELICA CORPORATION
                                                  ------------------------

                                                   RETIREMENT SAVINGS PLAN
                                                   -----------------------


                                   ITEM 27d - SCHEDULE OF 5% REPORTABLE TRANSACTIONS<Fa>
                                   -----------------------------------------------------

                                            FOR THE YEAR ENDED DECEMBER 31, 1999
                                            ------------------------------------


                                                 Purchases                                      Sales
                                          ------------------------      ------------------------------------------------------
                                            Number of   Purchase          Number of                   Cost of
Description of Asset                      Transactions    Price         Transactions  Sales Price      Assets          Gain
--------------------                      ------------ -----------      ------------  -----------    ----------     ----------
Washington Mutual
   Investors Fund <Fa>                         61      $14,542,708           113      $2,307,218     $2,252,892     $   54,326

Federated Capital
   Preservation Fund <Fa>                      54        2,589,992           153       4,829,039      3,638,256      1,190,783

American Balanced
   Fund <Fa>                                   41        2,934,792            -             -              -              -

UMB Money Market
   <Fa> <Fb>                                   92        4,043,426            55       3,859,607      3,859,607           -


<Fa> Represents transactions or a series of transactions in excess of
     5% of the fair value of plan assets at the beginning of the year.

<Fb> Also a party-in-interest.



                               The accompanying notes are an integral part of this schedule.

                                                           Exhibit 23
                                                           of 11-K


             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
             -----------------------------------------


     As independent public accountants, we hereby consent to the incorporation of our report on The Angelica Corporation Retirement Savings Plan financial statements included in this Form 11-K, into the Corporation's previously filed Registration Statement on Form S-8 File No. 33-5524.


                                            /s/ Arthur Andersen LLP

                                            ARTHUR ANDERSEN LLP



St. Louis, Missouri
April 25, 2000